For Immediate Release

  FROM:
  Ameritrans Capital Corporation
  For more information Contact:
  Gary C. Granoff
  (800) 214-1047

       AMERITRANS REPORTS SECOND QUARTER FISCAL 2005 RESULTS

  New York, NY, February 14, 2005- Ameritrans Capital Corporation (NASDAQ: AMTC, AMTCP) reported financial results for the quarter ended December 31, 2004. For the Company's second fiscal quarter, total investment income was $1.32 million compared to $1.41 million during the prior comparable period. Ameritrans reported a net loss available to common shareholders for the second quarter of fiscal 2005 of ($411,615) or ($0.20) per basic and diluted common share, versus a net loss for the second quarter of fiscal 2004 of ($278,191) or ($.14) per basic and diluted common share. The Company's net loan portfolio at December 31, 2004 was $51.9 million versus $53.2 million at December 31, 2003. Not included in the net loan portfolio for both periods is $2.38 million of medallions owned which are represented through inter-company receivables from wholly-owned subsidiaries. The Company's net equity securities at December 31, 2004 were $1,090,857 versus $1,043,379 at December 31, 2003.

  For the six months ended December 31, 2004, Ameritrans reported total investment income of $2.60 million, compared to $2.87 million during the prior comparable period. Net loss available to common shareholders for the six months ended December 31, 2004 was ($411,278) or ($.20) per share versus ($480,964) or
  ($.24) per share for the six months ended December 31, 2003.

  The above information takes into account the effect on common stockholders after payment of the preferred dividends paid on the Company's outstanding 9 3/8 cumulative participating preferred stock. On an operating basis the net loss was ($327,240) for the three months ended December 31, 2004 and ($193,816) for the three months ended December 31, 2003. On an operating basis the net loss was ($242,528) for the six months ended December 31, 2004 versus ($312,214) for the six months ended December 31, 2003.

  Commenting on the results, Gary C. Granoff, Ameritrans' president said, "On a current operating basis, our gross investment income during the past quarter and during the last six months has been negatively impacted by loans made during the prior fiscal year in the lower interest rate environment and due to an increase in our interest expense on our bank loans since the Fed began raising short term interest rates. While we are making new loans to borrowers at higher interest rates than during the last fiscal year, it will take time for the loan portfolio to generate higher gross interest income from new loans."

  Mr. Granoff stated further, "This past quarter was also negatively impacted by charges to our write off and depreciation on interest and loans receivables account by a $288,541 expense and which totaled $390,059 for the first six months. These charges were essentially for a small number of diversified loans which were written down to estimated net realizable value. Furthermore, during the quarter ended December 31, 2004 we wrote off one equity investment by a separate loss on sale of
  securities for $50,000.   We do not presently anticipate that
  the second half of the current fiscal year will be negatively impacted by any significant additional charges to our write off and depreciation on interest and loans receivables account."

  Granoff continued, "Although we have experienced a difficult quarter and first half, we have continued to increase the size of our loan portfolio and we are actively making new loans and investments which on an operating basis should help restore us to profitable operations in the future."

  Ameritrans Capital Corporation is a specialty finance company engaged in making loans to and investments in small businesses. Ameritrans' wholly owned subsidiary Elk Associates Funding Corporation, was licensed by the United States Small Business Administration as a Small Business Investment Company (SBIC) in 1980. The Company maintains its offices at 747 Third Avenue, 4th Floor, New York, New York 10017.

  THIS ANNOUNCEMENT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.
   SUCH STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PRESENTLY ANTICIPATED OR PROJECTED. AMERITRANS CAPITAL CORPORATION CAUTIONS INVESTORS NOT TO PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS TO MANAGEMENT'S EXPECTATIONS ON THIS DATE.

               AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

                CONSOLIDATED BALANCE SHEETS

      December 31, 2004 (Unaudited) and June 30, 2004


                                     ASSETS
                                   December 31, 2004            June 30, 2004

  Loans receivable                     $52,584,197              $49,900,989

  Less: unrealized
  depreciation on
  loans receivable                        (723,289)                (509,770)

  Loans receivable, net                 51,860,908               49,391,219

  Cash and cash equivalents                489,074                  416,600

  Accrued interest receivable, net
  of unrealized depreciation of
  $92,000 and $30,500, respectively        742,205                  969,912


  Assets acquired in satisfaction
  of loans                                 730,655                1,421,723


  Receivables from debtors on sales of
  assets acquired in satisfaction
  of loans                                 186,333                  422,158


  Equity securities                      1,090,857                1,038,617

  Furniture, equipment and leasehold
  improvements, net                        392,385                  439,262

  Medallions                             2,382,201                2,382,201

  Prepaid expenses and other assets        620,135                  610,214

               TOTAL ASSETS            $58,494,753              $57,091,906






      .


    AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

                CONSOLIDATED BALANCE SHEETS

      December 31, 2004 (Unaudited) and June 30, 2004

           LIABILITIES AND STOCKHOLDERS' EQUITY


                                   December 31, 2004        June 30, 2004

  LIABILITIES
    Debentures payable to SBA          $12,000,000          $12,000,000

    Notes payable, banks                30,645,652           28,908,652

    Accrued expenses and other
    liabilities                            599,739              578,790

    Accrued interest payable               275,698              271,630
        Dividends payable                   84,375               84,375

            TOTAL LIABILITIES           43,605,464           41,843,447


  COMMITMENTS AND CONTINGENCIES
  STOCKHOLDERS' EQUITY
    Preferred stock 500,000
     shares authorized, none issued
     or outstanding                              -                    -

  9 3/8% cumulative participating
      callable preferred stock $.01 par
      value, $12.00 face value, 500,000
      shares authorized; 300,000 shares
      issued and outstanding             3,600,000            3,600,000

   Common stock, $.0001 par value:
      5,000,000 shares authorized;
      2,045,600 shares issued,
      2,035,600 outstanding                    205                  205

     Additional paid-in-capital         13,869,545           13,869,545
     Accumulated deficit                (2,313,686)          (1,902,408)
     Accumulated other
      comprehensive loss                  (196,775)            (248,883)
                                        14,959,289           15,318,459

    Less: Treasury stock, at cost,
      10,000 shares of common stock        (70,000)             (70,000)

       TOTAL STOCKHOLDERS' EQUITY       14,889,289           15,248,459

       TOTAL LIABILITIES AND
              STOCKHOLDERS' EQUITY     $58,494,753          $57,091,906


      AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF OPERATIONS


For the Three Months and Six Months Ended December 31, 2004 and 2003
                        (Unaudited)

                                Three Months   Three Months    Six Months     Six Months
                                    Ended           Ended          Ended          Ended
                                  December 31,   December 31,   December 31,   December 31,
                                     2004            2003           2004           2003
  INVESTMENT INCOME
   Interest on loans receivable    $1,154,708     $1,331,027     $2,283,765     $2,721,202
   Fees and other income               88,687         57,222        189,227        108,446
   Leasing income                      73,796         23,712        125,333         37,548
      TOTAL INVESTMENT INCOME       1,317,191      1,411,961      2,598,325      2,867,196


  OPERATING EXPENSES
    Interest                          441,000        342,679        823,156        715,432
    Salaries and employee benefits    293,081        241,019        555,745        487,566
    Occupancy costs                    46,434         48,178         95,617         98,241
    Professional fees                 195,734        241,999        331,298        354,882
    Other administrative expenses     297,485        315,423        542,953        606,509
    Loss on assets acquired in
       satisfaction of loans, net      22,154          6,168         32,547         36,069
    Foreclosure expense                 9,194         53,902         14,194        263,532
    Write off and depreciation
       on interest and loans
       receivable                     288,541        355,662        390,059        611,554
          TOTAL OPERATING EXPENSES  1,593,623      1,605,030      2,785,569      3,173,785
          OPERATING LOSS             (276,432)      (193,069)      (187,244)      (306,589)

  OTHER INCOME (EXPENSE)
    (Loss) gain on sale of
      securities                      (50,000)             -        (50,000)         5,665
    Gain on sale of asset acquired      1,884              -          1,884
    Equity in loss of investee         (2,010)             -         (4,021)             -
  TOTAL OTHER INCOME (EXPENSE)        (50,126)             -        (52,137)         5,665
  LOSS BEFORE PROVISION
    FOR INCOME TAXES                 (326,558)      (193,069)      (239,381)      (300,924)

  PROVISION FOR INCOME TAXES              682            747          3,147         11,290
  NET LOSS                          $(327,240)     $(193,816)     $(242,528)     $(312,214)
  DIVIDENDS ON PREFERRED STOCK      $ (84,375)     $ (84,375)     $(168,750)     $(168,750)
  NET LOSS AVAILABLE TO
   COMMON SHAREHOLDERS              $(411,615)     $(278,191)     $(411,278)     $(480,964)

  WEIGHTED AVERAGE SHARES OUTSTANDING
  - Basic                            2,035,600      2,035,600      2,035,600      2,035,600
  - Diluted                          2,035,600      2,035,600      2,035,600      2,035,600

  NET LOSS PER COMMON SHARE
  - Basic                           $    (0.20)    $    (0.14)   $    (0.20)     $    (0.24)
  - Diluted                         $    (0.20)    $    (0.14)   $    (0.20)     $    (0.24)
